EXHIBIT 16.1



December  30,  2002



Securities  and  Exchange  Commission
450  5th  Street  N.W.
Washington,  DC   20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 26, 2002, to be filed by our former client, Wireless Xcessories Group, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very  truly  yours,


BDO  Seidman,  LLP